Exhibit 23.3

CONSENT OF INDEPENDENT AUDITORS

We consent to the use in this Amendment No. 1 to Registration Statement on Form F-1 of our report dated April 17, 2014 related to the consolidated financial statements of MyCNX Holdings (M) Sdn. Bhd appearing in the Prospectus, which is part of this Registration Statement, and to the reference to us under the heading “Experts” in such Prospectus.

/s/ DELOITTE

AF 0080

Chartered Accountants

KUALA LUMPUR, MALAYSIA

August 20, 2014